Exhibit 32.2

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of Ekso Bionics Holdings, Inc. (the “Company”), for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Maximilian Scheder-Bieschin, Chief Financial Officer and principal financial officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: December 27, 2017

/s/ Maximilian Scheder-Bieschin
Maximilian Scheder-Bieschin
Principal Financial Officer